SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019 (February 21, 2019)

MICT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On February 24, 2019, Micronet Ltd. (the “Subsidiary”), a subsidiary in which MICT, Inc. (the “Company”) has a controlling interest, announced that it closed a public equity offering on the Tel Aviv Stock Exchange (“TASE”) pursuant to the Subsidiary’s shelf prospectus, which became effective in July 2018 (the “Transaction”). The Subsidiary sold 11,500 units (the “Units”) in the Transaction, with each Unit consisting of 1,000 ordinary shares and 400 options (with each option exercisable based on a 1:1 ratio and exercisable until August 2020), at a price of 435 NIS per Unit.

The Subsidiary raised a total of 5,002,500 NIS (approximately $1,400,000) in aggregate gross proceeds for the issuance of 11,500 Units, which included an aggregate of 11,500,000 ordinary shares and 4,600,000 options. The Subsidiary reported that the Transaction was oversubscribed.

The securities sold in the Transaction were not registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Subsidiary’s securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In addition to the above, on February 21, 2019, the Subsidiary announced in Israel that, based on a preliminary review of its financial statements for the period ended December 31, 2018, the Subsidiary estimates its revenues for the fiscal year ended December 31, 2018 to be between $13.9 and to $14.2 million in comparison to revenues of $18.4 million for the fiscal year ended December 31, 2017. Also on February 21, 2019, the Subsidiary announced in Israel that it expects to incur a loss for the fiscal year ended December 31, 2018 (the “2018 Loss”). The Subsidiary also estimates that it will be required to fully reduce the accounting balance of intangible assets on its balance sheet.

The Subsidiary estimates that the 2018 Loss is mainly due to a decline in sales in the second half of 2018, and is mainly attributed to a delay in the launch of the Subsidiary’s new product line, loss of customers, provision for doubtful debts and lower than expected demand by the Subsidiary’s customers.

The Subsidiary has stated that the foregoing announcement relating to the estimated revenues for the fiscal year ended December 31, 2018 and the 2018 Loss are based solely on its initial estimates based on prior practice and the Subsidiary is currently in the final stages of gathering, analyzing and auditing financial information relating to its financial statements for the fiscal year ended December 31, 2018.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding the estimated revenues and 2018 Loss of the Subsidiary for the fiscal year ended December 31, 2018. The Subsidiary’s actual results may differ from the estimates contained herein. These forward-looking statements and their implications are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the Company’s reports filed from time to time with the SEC. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: February 25, 2019	By:	/s/ David Lucatz
		Name:	David Lucatz
		Title:	President and Chief Executive Officer

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